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                                                                    EXHIBIT 23.4

                   Consent of KPMG LLP, Independent Auditors

The Board of Directors
WhiteBarn, Inc.

We consent to incorporation by reference in the registration statement on Form S-8 dated on or about July 20, 2000 to register common stock associated with the 1991 Stock Option Plan, 1998 Equity Incentive Plan, Non Plan Stock Option Grants, Stock Option Agreements granted by WhiteBarn, Inc. under the WhiteBarn, Inc. Stock Option Plan and the WhiteBarn, Inc. 2000 Equity Incentive Plan, 2000 Equity Incentive Plan and 2000 Employee Stock Purchase Plan of our report dated March 10, 2000, relating to the balance sheets of WhiteBarn, Inc. as of December 31, 1998 and 1999, and the related statements of operations, stockholders' equity and cash flows for each of the years then ended, which report appears in the prospectus of Talarian Corporation filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

Chicago, Illinois
July 20, 2000